EXECUTED

TERMINATION AGREEMENT

(MANUFACTURING, SUPPLY AND LICENSE AGREEMENT

AND MASTER SERVICES AGREEMENT)

This TERMINATION AGREEMENT (Manufacturing, Supply and License Agreement and Master Services Agreement), dated as of June 6, 2017 (this “Termination Agreement”), is made and entered into by and between ADMA Biologics, Inc., a Delaware corporation (“ADMA”), and Biotest Pharmaceuticals Corporation, a Delaware corporation (“BPC”). Each of ADMA and BPC are sometimes individually referred to herein as a “Party”, and collectively as the “Parties”. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Parties are party to (i) that certain Manufacturing, Supply and License Agreement, dated as of December 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Manufacturing Agreement”) and (ii) that certain Master Services Agreement dated as of November 30, 2007, including all statements of work thereunder (as amended, restated, supplemented or otherwise modified from time to time, the “Master Services Agreement”);

WHEREAS, ADMA, ADMA BioManufacturing, LLC (“Buyer”), BPC, Biotest AG and Biotest US Corporation have entered into that certain Master Purchase and Sale Agreement, dated as of as of January 21, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”); and

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, the Parties have also agreed to terminate the Manufacturing Agreement and the Master Services Agreement, effective upon the Closing of the Transactions contemplated by the Purchase Agreement, and to provide a mutual release in connection therewith.

NOW, THEREFORE, in consideration of the matters set forth in the Recitals, the consideration set forth below and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.     Termination of the Manufacturing Agreement and Master Services Agreement; Mutual Release.

(a)	Subject to the occurrence of the Closing, and effective as of the date hereof and simultaneously with the Closing, (i) each of the Manufacturing Agreement and the Master Services Agreement is hereby terminated in full and is of no further force, effect or applicability, and all of the respective rights, benefits, liabilities and obligations (including, without limitation, any fees and expenses payable under the Manufacturing Agreement and the Master Services Agreement) of the Parties under each of the Manufacturing Agreement and Master Services Agreement shall be immediately and automatically terminated and cancelled and of no further force and effect, and (ii) subject to clause 1(b) below, each Party hereby, on behalf of itself and its respective Affiliates, successors and assigns, forever releases, waives and discharges the other Party of and from any and all claims, counterclaims, liabilities, charges, demands, actions or causes of action, known or unknown, relating to the Manufacturing Agreement and the Master Services Agreement. The Parties hereby waive any notice or other requirements in the Manufacturing Agreement and the Master Services Agreement relating to the termination of such Manufacturing Agreement and Master Services Agreement.

(b)	Notwithstanding the generality of the foregoing or anything to the contrary herein or in the Manufacturing Agreement, the Master Services Agreement or the Purchase Agreement, the Parties acknowledge and agree that (i) this Termination Agreement is intended to implement the provisions of the Purchase Agreement and shall not constitute a waiver of or be construed to enhance, extend, prejudice or limit any of the rights, remedies, obligations or defenses of any of the parties under the Purchase Agreement or their respective Subsidiaries or Affiliates with respect to any matters under the Purchase Agreement or the Commercial Agreements or the Equity Documents or Other Agreements ancillary thereto, each of which is hereby expressly reserved and retained in all respects, and (ii) no provision of this Termination Agreement shall in any way modify the provisions (including, without limitation, the representations, warranties, covenants, agreements, conditions, or any of the other obligations and indemnifications of the parties to the Purchase Agreement) set forth in the Purchase Agreement or the Commercial Agreements or the Equity Documents or Other Agreements ancillary thereto.

2.     Representations and Warranties. Each Party hereby represents and warrants to the other Party that (a) the execution, delivery and performance by such Party of this Termination Agreement and the consummation by such Party of the transactions contemplated hereby are within such Party’s corporate powers and have been duly authorized by all necessary corporate action on the part of such Party, (b) this Termination Agreement, assuming due authorization, execution and delivery by the other Party, constitutes a valid and binding agreement of such Party enforceable against such Party in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and (c) the execution, delivery and performance of this Termination Agreement by such Party will not (i) conflict with or result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which such Party is a party or by which such Party is bound or (ii) require any filing with, giving notice to, or the obtaining of any authorization, consent or approval of, any other person or entity.

3.     Counterparts. This Termination Agreement may be executed in multiple counterparts and by the Parties on separate counterparts which, taken together, shall constitute one binding agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail pdf. shall be as effective as delivery of a manually executed counterpart of the Agreement.

4.     Entire Agreement. This Termination Agreement, the Purchase Agreement, the Commercial Agreements, the Equity Documents and Other Agreements constitute the entire agreement among the parties hereto with respect to the subject matter of this Termination Agreement. To the extent any provision of this Termination Agreement is inconsistent with the Purchase Agreement, the provisions of the Purchase Agreement shall control.

5.     Governing Law; Consent to Jurisdiction. This Termination Agreement shall be interpreted, construed and governed exclusively by the laws of the State of Delaware. Any legal action, suit or proceeding arising out of or relating to this Termination Agreement or the transactions contemplated hereby may only be instituted in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the Parties hereto waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

6.     Amendment. No provision of this Termination Agreement may be changed, waived, discharged or discounted, except in writing signed by the Parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Termination Agreement as of the day and year first above written.

ADMA BIOLOGICS INC. By: /s/ Adam Grossman Name: Adam Grossman Title: President and Chief Executive Officer

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Termination Agreement as of the day and year first above written.

BIOTEST PHARMACEUTICALS CORPORATION By: /s/ Ileana Carlisle Name: Ileana Carlisle Title: ChiefExecutive Officer

[Signature Page to Termination Agreement]